Exhibit 31.2

Rule 13a-14(a)/15d-14(a) Certification

I, Scott W. Shockey, certify that:

1.           I have reviewed this Annual Report on Form 10-K/A of Ohio Valley Banc Corp.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date:  April 20, 2010                                                                            By /s/ Scott W. Shockey
                                                                                                                     Scott W. Shockey, Vice President and CFO